UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 16, 2008

KARAT PLATINUM, INC.
(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52706 (Commission File Number)	20-5297544 (IRS Employer Identification No.)

Karat Platinum, Inc.
15 Hoover Street
Inwood, New York 11096
(Address of principal executive offices)

(516) 592-5600
(Registrant's telephone number, including area code)

                                                 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On September 16, 2008 Karat Platinum, LLC (“Karat”), a New York limited liability company and a wholly-owned subsidiary of Karat Platinum, Inc., a Nevada corporation (the “Registrant”), executed and delivered a secured promissory note in the principal amount of $500,000 (the “Note”) in favor of Septimus Ventures LLC (the “Creditor”), evidencing a loan in the principal amount of the Note that was made by the Creditor to Karat.

Bonnie Septimus, who is a director of the Registrant, and Philip Septimus, who is the chairman of the Registrant’s board of directors and its secretary, are members of the Creditor.

The Note matures on March 16, 2009, and prepayment of all or any portion of the principal and accrued interest is permitted at any time before the maturity date without penalty or premium. Interest on the outstanding principal of the Note accrues at the rate of 12%, computed on the basis of a 365-day year and the actual days elapsed, and is payable at maturity.

In connection with the execution of the Note, on September 16, 2008 Karat and the Registrant also executed an agreement (the “Amendment Agreement”) providing, among other things, that the Creditor shall be added as a party to (i) the Intercreditor Agreement, dated as of January 30, 2008, by and among the Registrant, Karat and Continental Capital, LLC, a New York limited liability company (“Continental”), and (ii) the Security Agreement, dated January 30, 2008, by and among Karat and Continental.

The foregoing descriptions of the Note and the Amendment Agreement are qualified in their entirety by reference to the Note and the Amendment Agreement, copies of which is attached hereto as Exhibits 10.36 and 10.37 and incorporated herein by reference.

Section 2 - Completion or Acquisition or Disposition of Assets

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The disclosure set forth in Item 1.01 above is incorporated into this Item 2.03.

Pursuant to the terms of Section 4.01 of the Note, a default will occur upon any (a) failure to repay the principal amount on the maturity date of the Note, if such failure has not been cured within 10 days after the due date by acceleration or otherwise, (b) failure to pay, when due or declared due, any interest payment under the Note, which failure has not been cured within 10 days after the due date by acceleration or otherwise, (c) Karat files for relief under the United States Bankruptcy Code (the “Bankruptcy Code”) or under any other state or federal bankruptcy or insolvency law, or files an assignment for the benefit of creditors, or if an involuntary proceeding under the Bankruptcy Code or under any other federal or state bankruptcy or insolvency law is commenced against Karat, and has not been resolved in a period of 30 days after such commencement, or (d) any default under the terms and provisions of the Security Agreement between the Karat and Continental, dated January 30, 2008, as amended (the “Security Agreement”).

Upon the occurrence of a default as set forth in Section 4.01 of the Note, the Creditor shall have the right to (i) declare the principal amount of the Note and all interest accrued thereon to be immediately due and payable, and (ii) enforce its security interest pursuant to and in accordance with the terms and provisions of the Security Agreement.

The foregoing description of the default provisions of the Note is qualified in its entirety by reference to the Note, a copy of which is attached hereto as Exhibit 10.36 and incorporated herein by reference.

Section 8 - Other Events

Item 8.01 Other Events.

Karat Platinum LLC was issued U.S. patent Number 7,410,546 for platinum alloys. The patent covers a range of platinum-based alloys for jewelry including the Registrant’s jewelry products.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.36	Secured Promissory Note, dated September 16, 2008 in the principal amount of $500,000, made by Karat Platinum, LLC in favor of Septimus Ventures LLC.

10.37	Intercerditor Agreement, dated as of September 16, 2008, by and between Karat Platinum, Inc. and Septimus Ventures LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KARAT PLATINUM, INC.

Date: October 3, 2008	/s/ David Neuberg
	Name:	David Neuberg
	Title:	Chief Executive Officer